EXHIBIT 31.03

CERTIFICATION

I, Kenneth L. Londoner, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of BioSig Technologies, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 15, 2019

/s/ KENNETH L. LONDONER
Kenneth L. Londoner
Chief Executive Officer